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                                                                     Exhibit 5.1

                 [Letterhead of Maynard, Cooper & Gale, P.C.]





                               December 11, 2001


Torchmark Corporation
2001 Third Avenue South
Birmingham, AL 35233

Ladies and Gentlemen:

     We have acted as special counsel to Torchmark Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act") (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") with respect to the registration under the Act, of $30,000,000 aggregate principal amount of the Company's unsecured senior debt securities (the "Debt Securities") to be issued pursuant to an Indenture dated February 1, 1987, as supplemented, between the Company and The Bank of New York, as trustee (as amended and supplemented, the "Indenture").

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Indenture; (iii) the form of the Supplemental Indenture filed as an exhibit to the Registration Statement; (iv) the Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") and the Bylaws (the "Bylaws") of the Company as currently in effect; and (v) certain resolutions of the Board of Directors of the Company relating to the Registration Statement and the transactions contemplated by the Registration Statement and related matters (the "Board Resolutions"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power,
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corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

     As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

     We do not express any opinion as to the laws of any jurisdiction other than the laws of the State of Alabama, the Delaware General Corporation Law (the "DGCL") and the federal laws of the United States of America.

     Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, with respect to the Debt Securities, when (i) the Supplemental Indenture relating to the Debt Securities has been duly authorized, executed and delivered by the Trustee, as qualified to act under the Trust Indenture Act of 1939; (ii) the Supplemental Indenture relating to the Debt Securities has been duly executed and delivered by the Company; and (iii) the Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the issuance and sale of the Debt Securities will have been duly authorized, and the Debt Securities will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that (x) enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally, (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (3) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (4) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency and (y) any waiver with respect to usury laws.

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     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                    Very truly yours,

                                    Maynard, Cooper & Gale, P.C.


                                    By: /s/Gregory S. Curran
                                        --------------------
                                         Gregory S. Curran


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